UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2019

EAGLE MOUNTAIN CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat A, 8/F, MG Tower, 133 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  +852-3473-9122

20333 Tomball Pkwy, Suite 204, Houston TX 77070
(281) 886-7873
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 17, 2019 the Company entered into private placement subscription agreements for a total of 90,000,000 shares of the Company's common stock at $0.001 per share for total cash proceeds of $90,000 from two corporate subscribers controlled by two members of our Board of Directors.   Humble Twist Limited, a BVI corporation, controlled by Wan Wah Kitty Ching subscribed for 45,000,000 restricted common shares, and Speed Chain Limited, a BVI corporation, controlled by Mr. Yui Hang (Michael) Chan subscribed for 45,000,000 restricted common shares.
SECTION 3          SECURITIES AND TRADING MARKETS

ITEM 3.02            UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In respect to the issuance of 90,000,000 shares of the Company's common stock, the Company will claim an exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, ("Securities Act"), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 15, 2019, Mr. Haley Manchester resigned as Chief Financial Officer of the Company. On May 17, 2019, Mr. Ronald Cormick, Mr. Larry Eastland and Mr. Quoc (Jacob) Nguyen resigned from the Company's Board of Directors. Further, Mr. Ronald Cormick resigned as President and Chief Executive Officer.

Concurrently Lai Ying Florence Li was appointed to the Board of Directors and as Chairman of the Board, and also as Chief Executive Officer.  Further Ms. Wan Wah Kitty Ching, a recent Board appointee, was appointed Chief Financial Officer.

Ms. Lai Ying Florence Li

Ms. Li, 63, is a Founder of Rodney Engineering Company Limited with experience in directing strategic initiatives to facilitate company growth, corporate and acquisitions and other initiatives that result in increased profitability, product and service efficiencies and effective marketing.  She is a specialist in overseeing and implementing strategies which improve financial performance, heightened productivity, and enhanced internal controls.  Beginning in 2017 she has been a Director of Hong Kong Liu Zu Zen Culture Society Limited.

Ms. Li is not officer or director of any other reporting issuers. Other than as set out above, Ms. Li does not currently hold other positions with the Company and does not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Ms. Li is a party, or in which Ms. Li participates that is entered into or material in connection with the Company's appointment, or any grant or award or modification thereto, under any such plan, contract or arrangement in connection with the Company's appointment of Ms. Li to the Board of Directors.

Presently there has not been any compensation agreement entered into between the Company and Ms Li. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SECTION 8 – OTHER EVENTS

ITEM 8 – OTHER EVENTS

 On May 17, 2019 the Company changed its corporate address to the following:

Flat A, 8/F, MG Tower, 133 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong
Tel: +852-3473-9122.   Mobile: +852-6992-7100.   Email: dc@threea.com.hk.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MOUNTAIN CORPORATION
Dated: June 7, 2019
	By:	/s/ Lai Ying Florence Li
	Name:	Lai Ying Florence Li
	Title:	Chief Executive Officer